Exhibit 8.2

February 10, 2011

Timmins Gold Corp.

609 Granville Street, Suite 520

Vancouver, British Columbia

Canada V7Y 1G5

Dear Sirs/Mesdames:

We are acting as Canadian tax counsel to Timmins Gold Corp. (“Timmins”) in connection with the offer (the “Offer”) by Timmins Gold Acquisition Corp., a wholly-owned subsidiary of Timmins, to exchange for each outstanding share of common stock of Capital Gold Corporation 2.27 common shares of Timmins.

We understand that, in connection with the Offer, Timmins is filing a Registration Statement on Form F-4 (the “Registration Statement”) with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”). This opinion is delivered to you in support of the Registration Statement, to which this opinion appears as an exhibit.

In rendering the opinion expressed herein, we have examined original or duplicate copies or certified copies of such corporate records and other documents and considered such questions of law as we have considered necessary for the purposes of this opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers or representatives of Timmins.

In rendering the opinion expressed herein, we have assumed:

(a)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic, notarized or true copies or facsimiles, and the authenticity of the originals of such documents;

(b)	the identity and capacity of all individuals acting or purporting to act as public officials; and

(c)	that any party to any agreement or instrument referred to herein who is a natural person has the legal capacity to enter into, execute and deliver such agreement or instrument and has not entered into, executed or delivered the same under duress or as a result of undue influence.

We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In giving this opinion, we have assumed, with your permission, that: (i) the Offer will be effected in accordance with the Registration Statement; and (ii) the statements concerning the Offer set forth in the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the effective time of the completion of the Offer.

Our opinion is based on the current provisions of the Income Tax Act (Canada), as amended (the “Tax Act”), and the regulations under the Tax Act, all specific proposals to amend the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance prior to the date of this opinion and our understanding of the administrative and assessing practices of the Canada Revenue Agency published in writing prior to the date hereof. If there is any subsequent change in such law, regulations, proposals or practices or if there are subsequently any new applicable administrative or assessing practices, this opinion may become inapplicable.

Based and relying upon the foregoing and subject to the qualifications, assumptions and limitations stated herein, the discussion contained in the Registration Statement under the caption “Certain Canadian Federal Income Tax Consequences” is our opinion as to the principal Canadian federal income tax matters described therein subject to the qualifications, assumptions and limitations stated therein.

We express our opinion herein only as to those matters of Canadian federal income taxation specifically set forth under the caption “Certain Canadian Federal Income Tax Consequences” in the Registration Statement and no opinion should be inferred as to the tax consequences of the Offer under any provincial, state, local or foreign law, or with respect to any other areas of Canadian federal taxation.

This opinion is based upon and limited to the federal laws of Canada.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the headings “Certain Canadian Federal Income Tax Consequences” and “Legal Matters” in the prospectus/offer to exchange included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours truly,

“Ogilvy Renault LLP”